INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-39208 and 33-58372 on Form S-8 of our report dated June 23, 1999 appearing in this Annual Report on Form 11-K of The Savings Plan for Union Employees of Arizona Public Service Company and The Savings Plan for Employees of Arizona Public Service Company for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona
June 25, 1999






                                  EXHIBIT 23.1